Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

IMPERIUM RENEWABLES, INC.

[to be effective upon consummation of the offering]

These Bylaws are promulgated pursuant to the Washington Business Corporation Act, as set forth in Title 23B of the Revised Code of Washington (the “Act”).

ARTICLE I

SHAREHOLDERS

1.1 Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at a place, day, and time to be set by the board of directors of the corporation (the “Board of Directors”).

1.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board (if one be appointed) or the President. Special meeting may not be called by any other person or persons.

1.3 Notice of Meeting. Except as otherwise provided below, the Secretary, Assistant Secretary, or any transfer agent of the corporation shall give, in any manner permitted by law, not less than ten (10) nor more than sixty (60) days before the date of any meeting of shareholders, written notice stating the place, day, and time of the meeting to each shareholder of record entitled to vote at such meeting.

1.3.1 Notice of Special Meeting. In the case of a special meeting, the written notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called and the general nature of the business proposed to be transacted at the meeting. No business other than that within the purpose or purposes specified in the notice may be transacted at a special meeting.

1.3.2 Proposed Articles of Amendment, Merger, Exchange, Sale, Lease or Disposition. If the business to be conducted at any meeting includes any proposed amendment to the Articles of Incorporation or any proposed merger or exchange of shares, or any proposed sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not in the usual or regular course of its business, then the written notice shall state that the purpose or one of the purposes is to consider the proposed action and shall describe the proposed action with reasonable clarity, and shall be accompanied by a copy of the proposed amendment or plan. Written notice of such meeting shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) days before such meeting, in the manner provided in Section 1.3 above.

1.3.3 Proposed Dissolution. If the business to be conducted at any meeting includes the proposed voluntary dissolution of the corporation, then the written notice shall state that the purpose or one of the purposes is to consider the advisability thereof. Written notice of such meeting shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) days before such meeting, in the manner provided in Section 1.3 above.

1.3.4 Declaration of Mailing. A declaration of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the Secretary, Assistant Secretary, or any transfer or other agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

1.3.5 Waiver of Notice. A shareholder may waive notice of any meeting at any time, either before or after such meeting. Except as provided below, the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened. In the case of a special meeting, or an annual meeting at which fundamental corporate changes are considered, a shareholder waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.4 Quorum; Vote Requirement. A quorum shall exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. Subject to the foregoing, the determination of the voting groups entitled to vote (as required by law), and the quorum and voting requirements applicable thereto, must be made separately for each matter being considered at a meeting. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote.

If a quorum exists, action on a matter (other than the election of directors) is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action unless a greater number of affirmative votes is required by law, contract or by the Articles of Incorporation.

1.5 Adjourned Meetings. An adjournment or adjournments of any shareholders’ meeting, whether by reason of the failure of a quorum to attend or otherwise, may be taken to such date, time, and place as the chairman of the meeting may determine without new notice being given if the date, time, and place are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than one hundred twenty (120) days from the date set for the original meeting, a new record date for the adjourned meeting shall be fixed and a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with the provisions of Section 1.3 of these Bylaws. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. Any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected.

1.6 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders (or, subject to Section 1.5 above, any adjournment thereof), the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the meeting. If no such record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the day before the first notice is delivered to shareholders shall be the record date for such determination of shareholders. If no notice is given because all shareholders entitled to notice have waived notice, then the record date for the determination of shareholders entitled to notice of or to vote at a meeting shall be the date on which the last such waiver of notice was obtained. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except as provided in Section 1.5 of these Bylaws.

1.7 Organization of Meetings. Meetings of the shareholders shall be presided over by the President, but if the President is not present, then by a chairman to be chosen by the President or the Board of Directors. Such person shall have absolute authority over all matters of procedure for any meeting or any part thereof. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

1.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation or other officer of the corporation or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in such proxy. Any proxy regular on its face shall be presumed to be valid.

1.9 Action of Shareholders by Communication Equipment. Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

1.10 List of Shareholders. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made. Such list shall be arranged in alphabetical order with the address of and number of shares held by each shareholder. Such record shall be kept on file at the principal office of the corporation for a period of ten (10) days prior to such meeting. The record shall be produced and kept open at the time and place of such meeting for the inspection of any shareholder. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

1.11 Notice of Shareholder Business to be Conducted at the Annual Meeting of Shareholders; Advance Notice Procedures. In order for a shareholder properly to bring any item of business before an annual meeting of shareholders (whether or not the shareholder proponent desires that the proposal be included in the proxy statement and form of proxy for a shareholders’ meeting), such shareholder must give timely notice thereof in proper written form to the Secretary of the corporation. This Section 1.11 shall constitute an “advance notice provision” for purposes of Rule 14a-4(c)(l), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such rule may be amended from time to time.

1.11.1 Timely Notice. To be timely, a shareholder’s notice to the Secretary must be delivered to the principal executive offices of the corporation not less than one hundred twenty (120) days prior to the anniversary of the date of the corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after the date of the immediately preceding annual meeting of shareholders, notice by the shareholder must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

1.11.2 Proper Form. To be in proper form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such proposing shareholder; (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such shareholder; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; (v) any other information that is required to be provided by the shareholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in his capacity as a proponent of a shareholder proposal; and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, the shareholder must provide notice as required by the rules and regulations under the Exchange Act. Notwithstanding anything else in the bylaws to the contrary, no shareholder business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.11. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly bought before the meeting and in accordance with the provisions of this subsection 1.11.2, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

1.11.3 Nominations for Directors. Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 1.11.

1.11.4 Director Nomination Procedures. A shareholder intending to nominate one or more persons for election as a director at an annual meeting must comply with the notice provisions set forth in Section 1.11.1 and Section 1.11.2 hereof (as such provisions may be amended from time to time) for such nomination or nominations to be properly brought before such meeting. In addition, for a nomination to be made properly by a shareholder, the notice to the Secretary of the corporation must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person being nominated, (B) the principal occupation or employment of the person being nominated, (C) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person being nominated, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice, any information (in addition to the information required pursuant to Section 1.11.1 and Section 1.11.2 hereof) relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

1.11.5 Board of Directors or Committee Review of Director Nominees. The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 1.11.1. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 1.11.4 in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 1.11.4 in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

ARTICLE II

BOARD OF DIRECTORS

2.1 Responsibility of Board of Directors. The business and affairs and property of the corporation shall be managed under the direction of a Board of Directors. A director shall discharge the duties of a director, including duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the corporation. In discharging the duties of a director, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (c) a committee of the Board of Directors of which the director is not a member, if the director reasonably believes the committee merits confidence. A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted above unwarranted. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct imposed by law upon directors. A director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director’s office in compliance with this section.

2.2 Number; Election.

2.2.1 Number of Directors. The authorized number of directors of the corporation will be determined from time to time by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. No director need be a shareholder of the corporation or a resident of Washington. Each director must be at least eighteen (18) years of age.

2.2.2 Election and Term of Office. At each annual meeting of shareholders, the shareholders shall elect directors. Each director shall hold office until the next succeeding annual meeting or, in the case of staggered terms as permitted by RCW 23B.08.060, for the term for which he or she is elected, and in each case until his or her successor shall have been elected and qualified.

2.3 Vacancies. Except as otherwise provided by law, any vacancy occurring in the Board of Directors (whether caused by resignation, death or otherwise) may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present, or, if the directors in office constitute less than a quorum, by the affirmative vote of a majority of all of the directors in office. Notice shall be given to all of the remaining directors that such vacancy will be filled at the meeting. A director elected to fill any vacancy shall hold office until the next meeting of shareholders at which directors are elected, and until his successor shall have been elected and qualified.

2.4 Quorum.

2.4.1 Board of Directors Meetings. Except in particular situations where a lesser number is expressly permitted by law, and unless a greater number is required by the Articles of Incorporation, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If the number of directors in office at any time is less than the number fixed in accordance with these Bylaws, then a quorum shall consist of a majority of the number of directors in office; provided that in no event shall a quorum consist of fewer than one-third of the number specified in or fixed in accordance with these Bylaws.

2.4.2 Initial Quorum. Directors at a meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided such withdrawal does not reduce the number of directors attending the meeting below the level of a quorum.

2.4.3 Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 2.10 of these Bylaws, to the directors who were not present at the time of the adjournment.

2.5 Removal of Directors. One or more members of the Board of Directors (including the entire Board) may be removed, with cause, at a meeting of shareholders. A director (or the entire Board) may be removed if the number of votes cast in favor of removing such director (or the entire Board) exceeds the number of votes cast against removal. Neither the Board of Directors or any individual director may be removed without cause.

2.6 Resignation. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman, the President, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

2.7 Annual Meeting. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the annual shareholders’ meeting or any special shareholders’ meeting at which the Board of Directors is elected. Such meeting shall be held at the same place as such shareholders’ meeting unless some other place shall be specified by resolution of the shareholders.

2.8 Regular Meetings.

2.8.1 Regular Meetings. Regular meetings of the Board of Directors may be held at such place, day, and time as shall from time to time be fixed by resolution of the Board without notice other than the delivery of such notice as provided in Section 2.10 below.

2.8.2 Regular Committee Meetings. Regular meetings of any committee designated by the Board of Directors may be held at the principal place of business of the corporation or at such other place or places, either within or without the state of Washington as such committee may from time to time designate. The schedule for meetings of any committee shall be set by said committee.

2.9 Special Meetings.

2.9.1 Special Meetings. Special meetings of the Board of Directors may be called by the President or the Chairman of the Board or any two (2) or more directors, to be held at such place, day, and time as specified by the person or persons calling the meeting.

2.9.2 Special Committee Meetings. Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

2.10 Notice of Meeting.

2.10.1 Notice of Meeting. Notice of the place, day, and time of any meeting of the Board of Directors for which notice is required shall be given, at least two (2) days preceding the day on which the meeting is to be held, by the Secretary or an Assistant Secretary, or by the person calling the meeting, in any manner permitted by law, including orally. Any oral notice given by personal communication over the telephone or otherwise may be communicated either to the director or to a person at the office of the director who, the person giving the notice has reason to believe, will promptly communicate it to the director.

2.10.2 No Notice Required. No notice of any regular meeting need be given if the place, day, and time thereof have been fixed by resolution of the Board of Directors.

2.10.3 Waiver by Writing. Notice of a meeting of the Board of Directors need not be given to any director if it is waived by the director in writing, whether before or after such meeting is held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by law, the Articles of Incorporation, or these Bylaws.

2.10.4 Waiver of Notice. A director’s attendance at or participation in a meeting shall constitute a waiver of notice of such meeting except when a director attends or participates in a meeting for the express purpose of objecting on legal grounds prior to or at the beginning of the meeting (or promptly upon the director’s arrival) to the holding of the meeting or the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors have received valid notice thereof, are present without objecting, or waive notice thereof, or any combination thereof.

2.10.5 Dissent by Directors. Any director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to the holding of, or the transaction of business at, the meeting; or unless the director’s dissent or abstention shall be entered in the minutes of the meeting; or unless the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after the adjournment of the meeting. Such right to dissent or abstention shall not be available to any director who votes in favor of such action.

2.11 Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, appoint various committees consisting of two (2) or more members, including an Executive Committee, which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing such committee. A majority of any such committee, composed of more than two (2) members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee. Committees of directors may exercise the authority of the Board of Directors to the extent specified by such resolution or in the Articles of Incorporation or these Bylaws. However, no committee shall:

(a) authorize or approve a distribution (as defined in RCW 23B.01.400) except according to a general formula or method prescribed by the Board of Directors;

(b) approve or propose to shareholders action that by law is required to be approved by shareholders;

(c) fill vacancies on the Board of Directors or on any of its committees;

(d) amend the Articles of Incorporation;

(e) adopt, amend, or repeal Bylaws;

(f) approve a plan of merger not requiring shareholder approval; or

(g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee of directors (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

2.12 Action by Directors Without a Meeting. Any action required or which might be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall be filed in the corporation’s minute book, or with the records of the committee so acting. Such consent shall have the same effect as a meeting vote. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a later effective date.

2.13 Meeting by Telephone. Members of the Board of Directors or any committee designated by the Bylaws or appointed by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar electronic or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

2.14 Compensation. By resolution of the Board of Directors or a committee thereof, or as otherwise permitted by applicable law, rule or regulation, the directors may be paid their expenses, if any, and may be paid a fixed sum, stated salary or other compensation as a director, for attendance at each meeting of the Board of Directors and any committee meeting thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

ARTICLE III

OFFICERS

3.1 Appointment. The officers of the corporation shall be appointed annually by the Board of Directors at its annual meeting held after the annual meeting of the shareholders. If the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board of Directors meeting conveniently may be held. Except in the case of death, resignation, or removal, each officer shall hold office until the next annual meeting of the Board of Directors and until his or her successor is appointed and qualified.

3.2 Qualification. None of the officers of the corporation need be a director, except as specified below. Any two or more of the corporate offices may be held by the same person.

3.3 Officers Enumerated. Except as otherwise provided by resolution of the Board of Directors, the officers of the corporation and their respective powers and duties shall be as follows:

3.3.1 Chairman of the Board. The Chairman of the Board (if such an officer be appointed) shall be a director and shall perform such duties as shall be assigned to him or her by the Board of Directors and in any employment agreement. The Chairman shall preside at all meetings of the shareholders and at all meetings of the Board of Directors at which he or she is present. The Chairman may sign deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner. If the President dies or becomes unable to act, the Chairman shall perform the duties of the President, except as may be limited by resolution of the Board of Directors, with all the powers of and subject to all the restrictions upon the President.

3.3.2 Chief Executive Officer. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board (if such officer be appointed), the

Chief Executive Officer, subject to the control of the Board and the Executive Committee (if one be established), shall, along with the President of the corporation, supervise and control all of the assets, business, and affairs of the corporation. The Chief Executive Officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner. The Chief Executive Officer shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by law or resolution of the Board. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer, if a director, shall preside over all meetings of the shareholders and over all meetings of the Board of Directors. The Chief Executive Officer shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, as he or she deems necessary.

3.3.3 President. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board (if such an officer be appointed), the President shall, subject to the control of the Board of Directors and the Executive Committee (if one be established), shall, along with the Chief Executive Officer, supervise and control all of the assets, business, and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or is otherwise required by law to be signed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board and the Chief Executive Officer, the President, if a director, shall preside over all meetings of the shareholders and, when present, over all meetings of the Board of Directors. The President shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, as he or she deems necessary.

3.3.4 Vice Presidents. If no Chairman of the Board has been appointed, in the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairman of meetings of the Board of Directors unless such Vice President is a member of the Board of Directors. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board of Directors, these Bylaws, the President, or the Chairman of the Board (if one be appointed).

3.3.5 Secretary. The Secretary shall:

(a) have responsibility for preparing minutes of meetings of the shareholders and the Board of Directors and for authenticating records of the corporation;

(b) see that all notices are duly given in accordance with the provisions of Sections 1.3, 1.5, 2.8, 2.9 and 2.10 of these Bylaws and as required by law;

(c) be custodian of the corporate records and seal of the corporation, if one be adopted;

(d) keep a register of the post office address of each shareholder and director;

(e) attest certificates for shares of the corporation;

(f) have general charge of the stock transfer books of the corporation;

(g) when required by law or authorized by resolution of the Board of Directors, sign with the President, or other officer authorized by the President or the Board of Directors, deeds, mortgages, bonds, contracts, and other instruments; and

(h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

3.3.6 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall:

(a) have charge and custody of and be responsible for all funds and securities of the corporation;

(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in banks, trust companies, or other depositories selected in accordance with the provisions of these Bylaws; and

(c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

3.4 Delegation. In case of the absence or inability to act of any officer of the corporation and of each person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or other person whom it may select.

3.5 Resignation. Any officer may resign at any time by delivering notice to the corporation. Any such resignation shall take effect at the time the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified therein, acceptance of such resignation by the corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

3.6 Removal. Any officer or agent may be removed by the Board of Directors with or without cause. An officer empowered to appoint another officer or assistant officer also has the power with or without cause to remove any officer he or she would have the power to appoint whenever in his or her judgment the best interests of the corporation would be served thereby. The removal of an officer or agent shall be without prejudice to the contract rights, if any, of the corporation or the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

3.7 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board of Directors.

3.8 Other Officers and Agents. One or more Vice Presidents and such other officers and assistant officers as may be deemed necessary or advisable may be appointed by the Board of Directors or, to the extent provided in Section 3.3.2 above, by the President. Such other officers and assistant officers shall hold office for such periods, have such authorities, and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board of Directors. Any officer may be assigned by the Board of Directors any additional title that the Board of Directors deems appropriate. The Board of Directors may delegate to any officer or agent the power to appoint any such assistant officers or agents and to prescribe their respective terms of office, authorities, and duties.

3.9 Compensation. Compensation, if any, for officers and other agents and employees of the corporation shall be determined by the Board of Directors or a committee thereof, pursuant to applicable law, rule or regulation, or by the President to the extent such authority may be delegated to him or her by the Board of Directors and applicable law, rule or regulation. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he or she is also a director of the corporation.

3.10 General Standards for Officers. Officers with discretionary authority shall discharge their duties under that authority in accordance with the same standards of conduct applicable to directors as specified in Section 2.1 above (except for subsection (c) thereof).

ARTICLE IV

CONTRACTS, CHECKS AND DRAFTS

4.1 Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

Subject to the limitations set forth in RCW 23B.08.700 through 23B.08.730 and 23B.19.040, to the extent applicable:

(a) The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its directors and shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

(b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director’s or shareholder’s having an interest in the contract or transaction.

4.2 Checks, Drafts, Etc. All checks, drafts, and other orders for the payment of money, notes, and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as may be determined from time to time by resolution of the Board of Directors.

4.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Treasurer, subject to the direction of the Board of Directors, may select.

ARTICLE V

STOCK

5.1 Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, and, if the consideration is in a form other than cash, the determination of the value of the consideration.

5.2 Certificates of Stock. Shares of the corporation may be uncertificated, as provided under the Act, or certificated in such form, not inconsistent with the Articles of Incorporation, as the Board of Directors may from time to time prescribe. Each shareholder, upon written request to the transfer agent or registrar of the corporation, shall be entitled to a certificate of the stock of the corporation. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the Chief Executive Officer, President or a Vice President, attested to by the Secretary or an Assistant Secretary, and sealed with the corporate seal, if any. If any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary upon that certificate may be facsimiles that are engraved or printed. If any person who has signed or whose facsimile signature has been placed on a certificate no longer is an officer when the certificate is issued, the certificate may nevertheless be issued with the same effect as if the person were still an officer at the time of its issue. Every certificate of stock shall state:

(a) The state of incorporation;

(b) The name of the registered holder of the shares represented thereby;

(c) The number and class of shares, and the designation of the series, if any, which such certificate represents;

(d) If the corporation is authorized to issue different classes of shares or different series within a class, either a summary of (on the face or back of the certificate), or a statement that the corporation will furnish to any shareholder upon written request and without charge a summary of, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series; and

(e) If the shares are subject to transfer or other restrictions under applicable securities laws or contracts with the corporation, either a complete description of or a reference to the existence and general nature of such restrictions on the face or back of the certificate.

5.3 Stock Records. The corporation or its agent shall maintain at the registered office or principal office of the corporation, or at the office of the transfer agent or registrar of the corporation, if one be designated by the Board of Directors, a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of shares held by each. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

5.4 Restrictions on Transfer. The Board of Directors shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, all certificates representing shares of the corporation shall bear the following legend (or a legend of substantially the same import) on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face:

NOTICE: RESTRICTIONS ON TRANSFER

The securities represented by this certificate have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered, sold, transferred, encumbered, or otherwise disposed of except upon satisfaction of certain conditions. Information concerning these restrictions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of said conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the corporation.

5.5 Transfers. Shares of stock may be transferred by delivery of the certificates therefor, if any, accompanied by:

(a) if such shares are certificated, an assignment in writing on the back of the certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign, and transfer the same, signed by the record holder of the certificate, or in the case of uncertificated shares, proper instructions from the registered owner thereof; and

(b) such additional documents, instruments, and other items of evidence as may be reasonably necessary to satisfy the requirements of any transfer restrictions applicable to such shares, whether arising under applicable securities or other laws, or by contract, or otherwise.

Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor, if any, has been surrendered to the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms (including indemnity to the corporation) as the Board of Directors may prescribe.

ARTICLE VI

RECORDS OF CORPORATE MEETINGS

The corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, including committee minutes, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall keep at its principal office a copy of the minutes of all shareholders’ meetings that have occurred, and records of all action taken by shareholders without a meeting, within the past three (3) years. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders when certified by the President or Secretary.

ARTICLE VII

FINANCIAL MATTERS

The corporation shall maintain appropriate accounting records at its principal office and shall prepare the annual financial statements required by RCW 23B.16.200. Except to the extent otherwise expressly determined by the Board of Directors or otherwise required by law, the accounting records of the corporation shall be kept and prepared in accordance with generally accepted accounting principles applied on a consistent basis from period to period. The fiscal year of the corporation shall be the calendar year unless otherwise expressly determined by the Board of Directors.

ARTICLE VIII

CORPORATE SEAL

The Board of Directors may adopt a corporate seal for the corporation in such form and with such inscription as the Board of Directors may determine. The application or failure to apply such seal to any document or instrument will have no effect upon the validity or invalidity of such document or instrument under otherwise applicable principles of law.

ARTICLE IX

MISCELLANY

9.1 Communications by Facsimile. Without limiting the manner by which notice may otherwise validly be given in accordance with the Act, whenever these Bylaws require notice, consent, or other communication to be delivered for any purpose, transmission by phone, wire, wireless equipment or electronic mail which transmits a facsimile of such communication shall constitute sufficient delivery for such purpose. Such communication shall be deemed to have been received by or in the possession of the addressee upon completion of the transmission.

9.2 Inspector of Elections. Before any annual meeting of shareholders, the Board of Directors may appoint an inspector of elections to act at the meeting and any adjournment thereof. If no inspector of elections is so appointed by the Board, then the chairman of the meeting may appoint an inspector of elections to act at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

Such inspector of elections shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and, with the advice of legal counsel to the corporation, the authenticity, validity, and effect of proxies pursuant to RCW 238.07.220 and 23B.07.240 and any procedure adopted by the Board of Directors pursuant to RCW 23B.07.230;

(b) receive votes, ballots, or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine the result; and

(f) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

9.3 Construction. Within these Bylaws, words of any gender shall be construed to include any other gender, and words in the singular or plural number shall be construed to include the plural or singular, respectively, unless the context otherwise requires.

9.4 Severability. If any provision of these Bylaws or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of these Bylaws, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

ARTICLE X

AMENDMENT OF BYLAWS

Subject to the requirements of RCW 23B.10.210 relating to supermajority quorum provisions for the Board of Directors, the Bylaws of the corporation may be amended or repealed, or new Bylaws may be adopted, by: (a) the shareholders, even though the Bylaws may also be amended or repealed, or new Bylaws may also be adopted, by the Board of Directors; or (b) subject to the power of the shareholders of the corporation to change or repeal the Bylaws, the Board of Directors, unless such power is reserved, by the Articles of Incorporation or by law, exclusively to the shareholders in whole or in part or unless the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw. Any officer of the corporation may authenticate a restatement of the Bylaws and all amendments thereto adopted in the manner provided above.

Originally adopted on May 10, 2005 and subsequently amended and restated on December 21, 2005 and April 23, 2007.